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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported): December 19, 1996
                                                  -----------------


                               STERIS CORPORATION
                               ------------------
             (Exact Name of Registrant as Specified in its Charter)



      Ohio                      0-20165                     34-1482024
      ----                      -------                     ----------
 (State or Other           (Commission File               (IRS Employer
 Jurisdiction of                Number)                 Identification No.)
 Incorporation)





5960 Heisley Road, Mentor, Ohio                            44060-1868
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(Address of Principal Executive Officers)                  (Zip Code)



Registrant's telephone number, including area code:  (216) 354-2600
                                                     --------------



Former Name or Former Address, if Changed Since Last Report:  N/A
                                                              ---



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On December 19, 1996, STERIS Corporation, through its newly-formed and wholly-owned subsidiary Calgon Vestal, Inc., a Delaware corporation (collectively, "STERIS"), completed the acquisition, from E.R. Squibb & Sons, Inc. ("Squibb"), a Delaware corporation and a wholly-owned subsidiary of Bristol-Myers Squibb Company, of the assets of the infection control and contamination control businesses formerly carried on by Squibb through its subsidiary, Calgon Vestal Laboratories, Inc. and the ConvaTec division of Bristol-Myers Squibb (the "Acquired Business"). The assets acquired include two manufacturing facilities in the St. Louis, Missouri area that STERIS intends to use in the continuing conduct of the Acquired Business.

The purchase price for the Acquired Business, which was arrived at through arms-length negotiations, was $75,000,000, part of which was paid from available cash on hand and part of which was paid from a draw on STERIS's pre-existing line of credit with a consortium of commercial banks.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION,
                  AND EXHIBITS

The following are filed as exhibits to this Form 8-K Current Report:

         Asset Purchase Agreement by and between E.R. Squibb & Sons, Inc. and STERIS Corporation, dated as of November 26, 1996 and amended as of December 19, 1996 (the "Asset Purchase
         Agreement")

The schedules and exhibits attached to the Asset Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Copies of these schedules and/or exhibits will be provided to the Securities and Exchange Commission upon request.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             STERIS CORPORATION


Date:  January 3, 1997                       By: /s/ Michael A. Keresman, III
                                                 -----------------------------
                                                 Michael A. Keresman, III
                                                 Senior Vice President and CFO


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                                  EXHIBIT INDEX


Exhibit
Number            Exhibit Description
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2.1               Asset Purchase Agreement by and between E.R. Squibb & Sons,
                  Inc. and STERIS Corporation, dated as of November 26, 1996 and amended as of December 19, 1996